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                                                                Exhibit (a)(4)


                      TRANSPORTATION TECHNOLOGIES ANNOUNCES
                          COMMENCEMENT OF TENDER OFFERS

         CHICAGO, ILLINOIS, February 3, 2000 - Transportation Technologies Industries, Inc. (NASDAQ: TTII) announced today the commencement of a joint tender offer by the Company and Transportation Acquisition I Corp., a company formed by an investor group led by members of the Company's senior management, including Thomas M. Begel, its Chairman and Chief Executive Officer, and Andrew
M. Weller, its President and Chief Operating Officer, to purchase for $21.50 per share in cash all of the outstanding shares of Transportation Technologies' common stock. The tender offer is being made pursuant to definitive tender offer materials that will be distributed to the Company's stockholders and filed with the Securities and Exchange Commission.

         The tender offer is expected to remain open until March 3, 2000, unless extended, and will be followed by a merger under which those shares not tendered will be converted into the right to receive the same $21.50 per share in cash. The closing of the tender offer is conditioned on the funding of the committed financing, the tender of a sufficient number of shares to give Transportation Acquisition I Corp. ownership of at least a majority of the fully diluted outstanding shares of the Company after giving effect to the repurchase of shares by the Company in the offer, the agreement of the holders of the Company's outstanding 11-3/4% notes to either sell their notes to the Company or consent to certain amendments to the indentures for such notes and other conditions.

         Concurrently with the joint tender offer for the Company's common stock, the Company commenced offers to purchase and consent solicitations with respect to both its 11-3/4% Senior Subordinated Notes due 2005 and its 11-3/4% Series C Senior Subordinated Notes due 2005. The closing of the note tender offers are conditioned on the tender of at least a majority in outstanding principal amount of each series of notes outstanding, the execution by the trustees of each series of notes outstanding of supplemental indentures implementing certain amendments to the notes, the consummation of the tender offer for the shares of the Company's common stock, the funding of the committed financing and other conditions. These note tender offers and consent solicitations are being made pursuant to tender offer and consent solicitation materials that will be distributed to the Company's note holders.


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         Transportation Technologies Industries, Inc. is a Delaware corporation with its principal executive offices located at 980 N. Michigan Avenue, Suite 1000, Chicago, Illinois, 60611. The Company is a leading manufacturer of components for heavy-duty and medium-duty trucks and buses and the trucks parts aftermarket. The Company's product lines include Gunite wheel-end components, Brillion custom iron castings, Imperial body and chassis components, Bostrom truck and bus seating systems and Fabco steerable drive axles and gearboxes. The Company has manufacturing operations in Alabama, California, Illinois, Indiana, Pennsylvania, Tennessee, Texas, Virginia, Washington and Wisconsin.

         CERTAIN STATEMENTS MADE IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE BASED ON CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS AND PERFORMANCE TO DIFFER MATERIALLY FROM ANY EXPECTED FUTURE RESULTS OR PERFOR MANCE, EXPRESSED OR IMPLIED, BY THE FORWARD-LOOKING STATEMENTS. TRANSPORTATION TECHNOLOGIES ASSUMES NO RESPONSIBILITY TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

         THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION
OF AN OFFER TO SELL SHARES OF THE COMPANY. TRANSPORTATION ACQUISITION I CORP. AND THE COMPANY HAVE FILED A TENDER OFFER STATEMENT WITH THE U.S. SECURITIES
AND EXCHANGE COMMISSION AND THE COMPANY HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS, AS WELL AS THE SOLICITATION/RECOMMENDATION STATEMENT, WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF THE COMPANY, AT NO EXPENSE TO THEM. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS FILED WITH THE COMMISSION) AND THE SOLICITATION/RECOMMENDATION STATEMENT ARE ALSO AVAILABLE AT NO CHARGE AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV.


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